Exhibit 10.5 HUNTINGTON INGALLS INDUSTRIES, INC. TERMS AND CONDITIONS APPLICABLE TO 20 RESTRICTED STOCK RIGHTS GRANTED UNDER THE 2022 LONG-TERM INCENTIVE STOCK PLAN ("PLAN") These Terms and Conditions (''Terms") apply to certain "Restricted Stock Rights" ("RSRs") granted by Huntington Ingalls Industries, Inc. (the "Company") in 20 _. If you were granted an RSR award by the Company in 20 � the date of grant of your RSR award (the "Grant Date") and the number ofRSRs applicable to your award are set forth in the letter from the Company armouncing your RSR award grant (your "Grant Letter") and are also reflected in the electronic stock plan award recordkeeping system ("Stock Plan System") maintained by the Company or its designee. These Terms apply only with respect to the 20_ RSR award. If you were granted an RSR award, you are referred to as the "Grantee" with respect to your award. Capitalized terms are generally defined in the Plan, unless defined in Section 9 below or elsewhere defined herein. Each RSR represents a right to receive one Share of the Company's common stock, or cash of equivalent value as provided herein, subject to vesting as provided herein. The number of RSRs subject to your award is subject to adjustment as provided herein. The RSR award is subject to all of the terms and conditions set forth in these Terms, and is further subject to all of the terms and conditions of the Plan, as it may be amended from time to time, and any rules adopted by the Committee, as such rules are in effect from time to time. 1. Vesting; Issuance of Shares. Subject to Sections 2 and 5 below, one hundred percent (100%) of the number ofRSRs subject to your award (subject to adjustment as provided in Section 5.1) shall vest upon the third anniversary of the Grant Date. Except as otherwise provided below, the Company shall pay a vested RSR within 2.5 months following the vesting of the RSR on the third anniversary of the Grant Date. The Company shall pay such vested RSRs in either an equivalent number of Shares of common stock, or, in the discretion of the Committee, in cash or in a combination of Shares of common stock and cash. In the event of a cash payment, the amount of the payment for a vested RSR to be paid in cash (subject to tax withholding as provided in Section 6 below) will equal the Fair Market Value of a Share of common stock as of the date that such RSR became vested. No fractional shares will be issued. 2. Early Termination of Award; Termination of Employment. 2.1 General. The RSRs subject to the award, to the extent not previously vested, shall terminate and become null and void if and when (a) the award terminates in connection with a Change in Control pursuant to Section 5 below, or (b) except as provided in Section 2.6 and in Section 5, the Grantee ceases for any reason to be an employee of the Company or one of its subsidiaries. 2.2 Leave of Absence. Unless the Committee otherwise provides ( at the time of the leave or otherwise), if the Grantee is granted a leave of absence by the Company, the Grantee (a) shall not be deemed to have incurred a termination of employment at the time such leave commences for purposes of the award, and (b) shall be deemed to be employed by the Company for the duration of such approved leave of absence for purposes of the award. A termination of employment shall be deemed to have occurred if the Grantee does not timely return to active employment upon the expiration of such approved leave or if the Grantee commences a leave that is not approved by the Company. 2.3 Salary Continuation. Subject to Section 2.2 above, the term "employment" as used herein means active employment by the Company and salary continuation without active employment (other than a leave of absence approved by the Company that is covered by Section 2.2) will not, in and of itself, constitute "employment" for purposes hereof (in the case of salary continuation without active employment, the Grantee's cessation of active employee status shall, subject to Section 2.2, be deemed to be a termination of "employment'' for purposes hereof). Furthermore, salary continuation will not, in and of itself, constitute a leave of absence approved by the Company for purposes of the award. 2.4 Sale or Spinoff of Subsidiary or Business Unit. For purposes of the RSRs subject to the award, a termination of employment of the Grantee shall be deemed to have occurred if the Grantee is employed by a subsidiary or business unit and that subsidiary or business unit is sold, spun off, or otherwise divested, the Grantee does not otherwise continue to be employed by the Company after such event, and the divested entity or business (or its successor or a parent company) does not assume the award in connection with such transaction.